UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) March 27, 2015 ______________________
Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33345	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Fifth Avenue, 50th Floor, New York, New York	10110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 644-3450

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Credit Agreement

On March 27, 2015, Rand Logistics, Inc. (“Rand”) and certain of its subsidiaries entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., in its capacity as agent and lender, and certain other lenders party thereto.  Lower Lakes Towing Ltd. (“Lower Lakes”), Lower Lakes Transportation Company (“LLTC”), Grand River Navigation Company, Inc. (“Grand River”), and Black Creek Shipping Company, Inc. (“Black Creek”), each of which is a direct or indirect wholly-owned subsidiary of Rand, are borrowers (the “Borrowers”) under the Credit Agreement.  Black Creek, LLTC, Grand River, Black Creek Shipping Holding Company, Inc., Rand LL Holdings Corp. and Rand Finance Corp., each of which is a direct or indirect wholly-owned subsidiary of Rand, and Rand itself are guarantors of all United States and Canadian obligations under the Credit Agreement (collectively, the “US Guarantors”).  Lower Lakes Towing (17) Ltd. and Lower Lakes Ship Repair Company Ltd. are guarantors of all Canadian obligations under the Credit Agreement and are direct or indirect wholly-owned subsidiaries of Rand (collectively, the “Canadian Guarantors”; and together with the US Guarantors, the “Guarantors”).  The proceeds of the Credit Agreement will be used to satisfy certain existing indebtedness and to provide working capital financing and funds for other general corporate and permitted purposes.

The obligations are secured by first-priority liens on, and a first-priority security interest in, substantially all of the assets of the Borrowers and the Guarantors, including a pledge of all or a portion of the equity interests of the Borrowers and the Guarantors.  The security interests are evidenced by pledge, security and guaranty agreements and other related agreements, including certain fleet mortgages.

The credit facilities (the “Credit Facilities”) under the Credit Agreement consist of:
•
A revolving credit facility under which Lower Lakes may borrow up to CDN $80,000,000 (CDN or USD currency to be selected by Lower Lakes) with a final maturity date of September 30, 2019 (the “Canadian Revolving Facility”);

•	A revolving credit facility under which LLTC, Grand River and Black Creek may borrow up to USD $90,000,000 with a final maturity date of September 30, 2019 (the “U.S. Revolving Facility”);
•
A swing line facility under which Lower Lakes may borrow up to CDN $8,000,000, less the outstanding balance of the Canadian Revolving Facility, with a final maturity date of September 30, 2019 (the “Canadian Swing Line Facility”); and

•
A swing line facility under which LLTC, Grand River and Black Creek may borrow up to USD $9,000,000, less the outstanding balance of the U.S. Revolving Facility, with a final maturity date of September 30, 2019 (the “U.S. Swing Line Facility”).

Borrowings under the Credit Facilities will bear interest, in each case plus an applicable margin, as follows:
•
Canadian Revolving Facility: if funded in Canadian Dollars, the BA Rate (as defined in the Credit Agreement) or, at the borrower’s option, the Canadian Prime Rate (as defined in the Credit Agreement) and if funded in U.S. Dollars, the Canadian Base Rate (as defined in the Credit Agreement) or, at the borrower’s option, the LIBOR Rate (as defined in the Credit Agreement);

•	U.S. Revolving Facility: the US Base Rate (as defined in the Credit Agreement) or, at the borrower’s option, the LIBOR Rate;
•	Canadian Swing Line Facility: the Canadian Prime Rate or, at the borrower’s option, the Canadian Base Rate; and
•	U.S. Swing Line Facility: the US Base Rate.

The applicable margin to the BA Rate, Canadian Prime Rate, Canadian Base Rate, US Base Rate and the LIBOR Rate is subject to specified changes depending on the Senior Funded Debt to EBITDA Ratio (as defined in the Credit Agreement).  The Borrowers will also pay a monthly commitment fee at an annual rate of 0.25% on the undrawn committed amount available under the Canadian Revolving Facility and the U.S. Revolving Facility (the “Revolving Facilities”), which rate shall increase to 0.375% in the event the undrawn committed amount is greater than or equal to 50% of the aggregate committed amount under the Revolving Facilities.

Any amounts outstanding under the Credit Facilities are due at maturity.  In addition, subject to certain exceptions, the Borrowers will be required to make principal repayments on amounts outstanding under the Credit Facilities from the net proceeds of specified types of asset sales, debt issuances and equity offerings.

The Credit Agreement contains certain negative covenants, including those limiting the Guarantors’, the Borrowers’, and their subsidiaries’ ability to incur indebtedness, incur liens, sell or acquire assets or businesses, change the nature of their businesses, engage in transactions with related parties, make certain investments or pay dividends.  In addition, the Credit Agreement requires the Borrowers to maintain certain financial ratios.  The Credit Agreement also contains customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults and cross defaults.  If an event of default occurs, the agent would be entitled to take various actions, including the acceleration of amounts due under the outstanding Credit Facilities.

The above description of the Credit Agreement does not purport to be complete and it is qualified in its entirety by reference to the Credit Agreement itself, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Amendment to Term Loan Credit Agreement

In connection with the Credit Agreement described above, on March 27, 2015 Rand and certain of its subsidiaries entered into a Second Amendment (the “Second Amendment”) to the Term Loan Credit Agreement (the “Second Lien Credit Agreement”) with Guggenheim Corporate Funding, LLC, as agent and lender, and certain other lenders party thereto.

The Second Amendment provides for amendment of the Second Lien Credit Agreement (as amended, the “Amended Second Lien Credit Agreement”) to conform certain provisions thereof to the Credit Agreement, and to also amend certain other covenants and terms thereof.  As of the date hereof, the aggregate principal amount outstanding on the credit facilities under the Amended Second Lien Credit Agreement is USD $72,500,000.

The above description of the Amended Second Lien Credit Agreement does not purport to be complete and it is qualified in its entirety by reference to the Amended Second Lien Credit Agreement itself, a copy of which is attached to this report as Exhibit 10.2 and is incorporated herein in its entirety by reference.

Intercreditor Agreement

In connection with the Credit Agreement and Amended Second Lien Credit Agreement described above, on March 27, 2015 Rand and certain of its subsidiaries (the “Credit Parties”) entered into an Intercreditor Agreement (the “Intercreditor Agreement”) with Bank of America, N.A., as agent for the lenders under the Credit Agreement (the “First Lien Lenders”) and Guggenheim Corporate Funding, LLC, as agent for the lenders under the Amended Second Lien Credit Agreement (the “Second Lien Lenders”).

Under the Intercreditor Agreement the Second Lien Lenders have agreed to subordinate the obligations of the Credit Parties to them to the repayment of the obligations of the Credit Parties to the First Lien Lenders and have further agreed to subordinate their liens on the assets of the Credit Parties to the liens granted in favor of the First Lien Lenders.  Absent the occurrence of an Event of Default under the Credit Agreement, the Second Lien Lenders are permitted to receive regularly scheduled principal and interest payments under the Amended Second Lien Credit Agreement.

The above description of the Intercreditor Agreement does not purport to be complete and it is qualified in its entirety by reference to the Intercreditor Agreement itself, a copy of which is attached to this report as Exhibit 10.3 and is incorporated herein in its entirety by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Credit Agreement, dated March 27, 2015, by and among Lower Lakes Towing Ltd., Lower Lakes Transportation Company, Grand River Navigation Company, Inc., Black Creek Shipping Company, Inc., the guarantors party thereto, Bank of America, N.A., as agent, and the lenders party thereto.

10.2
Term Loan Credit Agreement as of March 27, 2015, by and among Lower Lakes Towing Ltd., Grand River Navigation Company, Inc., Black Creek Shipping Company, Inc., the guarantors party thereto, Guggenheim Corporate Funding, LLC, as agent, and the lenders party thereto, as amended.

10.3
Intercreditor Agreement, dated March 27, 2015, by and among Bank of America, N.A., Guggenheim Corporate Funding, LLC, Lower Lakes Towing Ltd., Lower Lakes Transportation Company, Grand River Navigation Company, Inc., Black Creek Shipping Company, Inc., and the obligors party thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2015	RAND LOGISTICS, INC.

	By:	/s/ Joseph W. McHugh, Jr.
Joseph W. McHugh, Jr.
Chief Financial Officer